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                            EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement is made and entered into this 26 day of Sept., 1996, by and between VALLEY BANK, a corporation organized and existing under the laws of the State of California (hereinafter called the "Corporation"), and N. Douglas Mills (hereinafter called the "Executive").


                                       RECITALS

     A. Executive has been in the employ of the Corporation serving as its President & Chief Executive Officer, since July 6, 1992;

     B. The Corporation wishes to continue to retain Executives services on the terms and conditions set forth in this Agreement; and

     C. Executive wishes to continue in the employ of the Corporation on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the services to be performed in the future as well as the mutual promises and covenants herein contained, it is agreed as follows:


                                      AGREEMENT

                                      ARTICLE I

1.1 EMPLOYMENT - Corporation agrees to employ the Executive as its President & Chief Executive Officer, and Executive agrees to serve in that capacity. Corporation shall employ Executive in such capacity and with such duties and responsibilities as may be assigned to Executive from time-to-time by the Corporation. Executive will be compensated at a salary commensurate to peer industry standards. Said salary shall not be less than $140,000. per annum and may be increased periodically to maintain parity with peer industry standards, as determined in the discretion of the Corporation's Board of Directors.

1.2 FULL EFFORTS - The Executive agrees to devote Executive's full time and attention exclusively to the business and affairs of Corporation, except during vacation periods, and to use Executive's best efforts to furnish faithful and satisfactory services to the Corporation.

1.3 TERM OF AGREEMENT - Unless renewed or extended by the mutual, written consent of the parties, this Agreement shall automatically expire five (5) years from the date above, unless terminated earlier pursuant to Article 2. In the event Corporation elects to extend, renew, or renegotiate this Agreement with Executive, in no instance may its term be extended beyond Executive's sixty-fifth (65th) birthday, which is July 28, 2004.

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                                      ARTICLE 2

2.1 TERMINATION OF EMPLOYMENT BY EXECUTIVE - If the Executive terminates Executive's employment prior to the expiration of the employment term specified in Article I, Executive shall give Corporation 15 days advance notice of such termination. The obligations of Corporation under this Agreement shall end upon termination of Executive's employment.

2.2 TERMINATION OF EMPLOYMENT BY CORPORATION FOR CAUSE - Corporation may terminate this Agreement, and Executive's employment, for "cause", which for purposes of this Article shall include willful material breach by Executive of any material provision of this Agreement, willfully engaging in any business activities that materially conflict with Executive's duties to Corporation, willful failure to perform Executive's duties under this Agreement, or any criminal, unlawful, fraudulent or dishonest act. In the event this Agreement, and Executive's employment, are terminated for cause, Executive shall not be entitled to receive any compensation hereunder, except such base salary as shall have been earned prior to the date of such termination.

2.3 TERMINATION OF EMPLOYMENT BY CORPORATION OTHER THAN CAUSE - Corporation reserves the right to terminate the employment of Executive at any time, without cause, upon notice to Executive. Such termination shall be effective upon Corporation giving notice to Executive. In the event the employment of Executive shall be terminated by Corporation other than for cause or disability, Corporation shall pay Executive an amount equal to two (2) years of Executive's then current annual salary, multiplied by a factor of 140%, plus such base salary as shall have been earned prior to the date of such termination.

2.4 REMEDIES OF EXECUTIVE FOR EMPLOYMENT TERMINATION - Executive acknowledges and agrees that the provisions of this Article 2 and of Article 4 state Executive's entire and exclusive rights, entitlements and remedies against Corporation, its employees and representatives for termination of employment and/or termination of this Agreement.

                                      ARTICLE 3

3.1 BENEFIT PLANS AND OTHER BENEFITS - During Executive's employment under this Agreement, Executive shall be eligible to participate in all retirement, profit sharing, group insurance, bonus, ESOP, 401-K, vacation or similar employee benefit plans which Corporation may now have or hereafter make generally available to its executive staff, subject to the terms and conditions of such plans and programs.

                                      ARTICLE 4

4.1 REORGANIZATION - The Corporation shall not sell, merge, consolidate into or with another corporation, firm, or person, or transfer controlling ownership of the Corporation, unless and until such succeeding entity agrees to assume and discharge the obligations of the Corporation under this agreement. Upon the occurrence of such event, the term "Corporation" as used in this agreement shall be deemed to refer to such successor or survivor corporation. In the event the succeeding entity refuses to assume and discharge the obligations of Corporation under this Agreement, Corporation

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may terminate this Agreement, and all obligations to Executive, by paying to
Executive an amount equal to three (3) years of Executive's then current annual salary, multiplied by a factor of 140%, before consummating such sale, merger, consolidation or transfer.

                                      ARTICLE 5

5.1 ENTIRE AGREEMENT - This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other written or oral agreements, understandings or negotiations on the subject matter addressed herein.

IN WITNESS WHEREOF, Corporation has caused this agreement to be duly executed by its Chairman of the Board and Executive has hereunder set his hand at Moreno Valley, CA., the day and year first above written.

EXECUTIVE                            VALLEY BANK



/s/ N. Douglas Mills                 By:  /s/ Marion V. Ashley
---------------------------------       ----------------------------------------
N. Douglas Mills (###-##-####)           Marion V. Ashley, Chairman of the Board

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                      EXECUTIVE EMPLOYMENT AGREEMENT - Amendment


The Executive Employment Agreement made and entered into the 26th day of September, 1996, by and between VALLEY BANK, a corporation organized and existing under the laws of the State of California (hereinafter called the "Corporation"), and Doug Mills (hereinafter called the "Executive"), is hereby amended pursuant to action taken by the Corporation's Board of Directors on October 27, 1997, to wit:

     BE IT RESOLVED THAT ARTICLE 4 is amended to read as follows:

4.1 - REORGANIZATION - THE CORPORATION MAY ELECT TO SELL, MERGE, CONSOLIDATE INTO OR WITH ANOTHER CORPORATION, FIRM, OR PERSON, OR TRANSFER CONTROLLING OWNERSHIP OF THE CORPORATION. IN THE EVENT OF A SALE, MERGER, CONSOLIDATION INTO OR WITH ANOTHER CORPORATION, FIRM, OR PERSON, OR TRANSFER OF CONTROLLING OWNERSHIP OF THE CORPORATION, THE CORPORATION WILL, AT THE CONSUMMATION OF SUCH REORGANIZATION EVENT, TERMINATE THIS AGREEMENT, AND ALL OBLIGATIONS TO EXECUTIVE, BY PAYING TO EXECUTIVE AN AMOUNT EQUAL TO THREE (3) YEARS EXECUTIVE'S THEN CURRENT ANNUAL SALARY, MULTIPLIED BY A FACTOR OF 140%.

This amendment is the first, and only, amendment of the Agreement referenced above.

IN WITNESS WHEREFOR, Corporation has caused this amendment to be duly executed by its Chairman of the Board. The Chairman of the Board and Executive have hereunder set their hand at Moreno Valley, CA this 30th day of October, 1997.


EXECUTIVE                            VALLEY BANK



/s/  Doug Mills                     By:  /s/ Marion V. Ashley
---------------------------------       ----------------------------------------
Doug Mills (###-##-####)                Marion V. Ashley, Chairman of the Board